Exhibit 5.1(b)

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

March 9, 2012

Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39501

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mississippi Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-161168), as amended (the “Registration Statement”), relating to $250,000,000 aggregate principal amount of the Company’s Series 2012A 4.25% Senior Notes due March 15, 2042 (the “Notes”).  The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor Trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a Thirteenth Supplemental Indenture dated as of March 9, 2012 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

ATLANTA      CHICAGO     HONG KONG      NEW YORK     NEWARK     NORFOLK     ORANGE COUNTY     PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Mississippi Power Company
March 9, 2012

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).  In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I and, with respect to matters of Mississippi law, we have relied on the opinion of Balch & Bingham LLP attached hereto as Annex II.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia, and we do not express any opinion herein concerning any law other than the federal law of the United States and, to the extent set forth herein, the laws of the States of Mississippi and New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP

Annex I
Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T (212) 259-8000 F (212) 259-6333

March 9, 2012

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-161168), as amended (the “Registration Statement”), relating to $250,000,000 aggregate principal amount of Mississippi Power Company’s (the “Company”) Series 2012A 4.25% Senior Notes due March 15, 2042 (the “Notes”).  The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a Thirteenth Supplemental Indenture dated as of March 9, 2012 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents

Dewey & LeBoeuf LLP is a New York limited liability partnership.

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Troutman Sanders LLP
March 9, 2012

submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion.  In addition, Balch & Bingham LLP may rely on this opinion with respect to mattes of New York law in connection with the delivery of its opinion to be attached as an annex to your opinion.  In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

ANNEX II
1310 Twenty-Fifth Avenue . P.O. Box 130 (39502) . Gulfport, MS 39501-1931 www.balch.com

March 9, 2012
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mississippi Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-161168), as amended (the “Registration Statement”), relating to $250,000,000 aggregate principal amount of the Company’s Series 2012A 4.25% Senior Notes due March 15, 2042 (the “Notes”).  The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a Thirteenth Supplemental Indenture dated as of March 9, 2012 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).  In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached to your opinion as Annex I.

ALABAMA  |  GEORGIA  |  MISSISSIPPI  |  WASHINGTON, DC

The attorneys in this firm that are rendering this opinion are members of the State Bar of Mississippi, and we do not express any opinion herein concerning any law other than the laws of the State of Mississippi, and, to the extent set forth herein, the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion.  In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Yours very truly,

/s/ Balch and Bingham LLP